EXHIBIT 23.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement
No. 333- 119259 on Form S-1 of our report dated March 15, 2006 relating to the financial statements of Campbell Strategic Allocation Fund, L.P., appearing in the Prospectus which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 30, 2006